UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2023

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 5.02 Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2023 (the “Original 8-K”).

As previously reported in the Original 8-K, on October 26, 2023, the Board of Directors (the “Board”) of the Company elected Carla Mashinski (Class III director) and Sean Woolverton (Class II director) to serve as directors of the Company effective on January 1, 2024. On December 19, 2023, the Board appointed (i) Ms. Mashinski to serve as the Chair of the Audit Committee and as a member of the Nominating and Governance Committee of the Board, and (ii) Mr. Woolverton to serve as a member of the Audit and the Compensation Committees of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ Melissa Cougle	December 21, 2023
Melissa Cougle	Date
Chief Financial Officer
(Principal Financial Officer)